UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2009

ETELOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26828 Maple Valley Highway #297 Maple Valley Washington	98038
(Address of principal executive offices)	(Zip Code)

(425) 458-4510

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Financing

As we reported earlier, we entered into a securities purchase agreement with three accredited investors on September 29, 2009, pursuant to which we issued in exchange for aggregate consideration of $2.0 million the following securities: (i) 10% senior secured convertible debentures in the principal amount of $2.0 million, (ii) warrants to purchase 3,000,000 shares of our common stock with an exercise price of $0.60 per share, (iii) a warrant to purchase 2,250,000 shares of our common stock with an exercise price of $0.01 per share and (iv) 750,000 shares of our restricted common stock.  The securities purchase agreement provides that, subject to the satisfaction of certain covenants and conditions, at any time after December 15, 2009 and before January 15, 2010 we have the right to require the investors to purchase an aggregate of $1,000,000 in additional principal amount of the debentures.  We are using a portion of the proceeds to repurchase shares of our common stock under the settlement agreement discussed in Item 5.02 of this report.

We exercised our right under the securities purchase agreement to require the investors to purchase additional debentures and on December 17, 2009 we issued three additional debentures to the investors in exchange for $1,000,000.  The following summarizes the terms of the debentures we issued on December 17, 2009:

Term:	Due and payable on September 30, 2011.

Interest:	Interest is payable quarterly in cash at the rate of 10% per annum beginning on January 1, 2010.

Principal Payment:	The principal amount, if not paid earlier, is due and payable on September 30, 2011.

Early Redemption:

We have the right to redeem the debenture before maturity by payment in cash of 100% of the then outstanding principal amount plus (i) accrued but unpaid interest, (ii) an amount equal to all interest that would have accrued if the principal amount subject to such redemption had remained outstanding through the maturity date and (iv) all liquidated damages and other amounts due in respect of the debenture. To redeem the debenture we must meet certain equity conditions. The payment of the debenture would occur on the 20th trading day following the date we gave the holder notice of our intent to redeem the debenture. We agreed to honor any notices of conversion that we receive from the holder before the date we pay off the debenture.

Voluntary Conversion:	The debenture is convertible at anytime at the discretion of the holder at a conversion price per share of $0.50, subject to adjustment including anti-dilution protection.

Covenants:

The debenture imposes certain covenants on us, including restrictions against incurring additional indebtedness, creating any liens on our property, amending our certificate of incorporation or bylaws, redeeming or paying dividends on shares of our outstanding common stock, and entering into certain related party transactions. The debentures define certain events of default, including without limitation failure to make a payment obligation, failure to observe other covenants of the debenture or related agreements (subject to applicable cure periods), breach of representation or warranty, bankruptcy, default under another significant contract or credit obligation, delisting of our common stock, a change in control, or failure to deliver share certificates in a timely manner. In the event of default, generally, the holder has the right to accelerate all amounts outstanding under the debenture and demand payment of a mandatory default amount equal to the greater of (i) the outstanding principal plus accrued and unpaid interest divided by the conversion price multiplied by the volume weighted average price of our common stock and other amounts due in respect of the debenture and (ii) 120% of the amount outstanding plus accrued interest, the amount equal to all interest that would have accrued if the principal amount of the debenture had remained outstanding through the maturity date and all liquidated damages and other amounts due in respect of the debenture.

Security:	The debenture is secured by all of our assets under the terms of the security agreement we entered into with the investors dated September 29, 2009.

One of the investors is an affiliate of Enable Capital Management LLC, who, together with its affiliates, beneficially owns more than 10% of our outstanding common stock and holds $7 million in principal amount of our outstanding debentures, excluding the principal amount of the debentures issued on December 17, 2009.

Settlement

On December 3, 2009, Etelos entered into a settlement agreement with its former CEO Jeffrey L. Garon.  The settlement agreement resolved the arbitration proceeding that was filed on June 22, 2009, and provided for the dismissal and release of all claims between the parties and their affiliates.  In connection with the settlement agreement, Etelos agreed to repurchase 2,356,655 shares of common stock previously issued to Garon at the original purchase price of approximately $175,000.  Etelos has agreed to pay for the shares of common stock in three installments of approximately $58,000 each on December 15, 2009, January 15, 2010, and February 15, 2010.  Each payment obligation is secured by an interest in the shares being purchased, and the shares can be released to Mr. Garon if a payment is not made when due in accordance with the terms of the settlement agreement.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 under the heading “Financing” in this report is incorporated by reference into this Item 3.02. The investors to which we issued the debentures were accredited investors as such term is defined in Rule 501 of the Securities Act. The securities were issued in a private placement under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.  The maximum number of shares of common stock issuable upon conversion of the debentures that we issued on December 17, 2009 is 2,000,000 shares assuming that the conversion price at the time of conversion is $0.50, the original conversion price.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of 10% Senior Secured Convertible Debenture issued in connection with September 2009 financing (1)

(1) Filed as an exhibit to the registrant’s Form 8-K filed on September 30, 2009 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Etelos, Inc.

Date: December 17, 2009	By	/s/ Kennedy A. Brooks
Kennedy A. Brooks
Vice President & General Counsel